                                                                    Exhibit 99.1
                                                               Investor Contact:
                                                                    Fred Kurland
                                                         Chief Financial Officer
                                                            Genitope Corporation
                                                                Ph: 650-482-2000
                                                                 IR@genitope.com


GENITOPE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003

REDWOOD CITY, CALIF., DECEMBER 11, 2003 - Genitope Corporation (Nasdaq: GTOP) today reported financial results for the third quarter and nine months ended September 30, 2003.

FINANCIAL RESULTS

For the third quarter of 2003, Genitope reported total operating expenses of $6.3 million and a net loss of $10.5 million, or $5.62 per share, based on 1.87 million weighted average shares outstanding. This compares to total operating expenses of $5.2 million and a net loss of $5.1 million, or $2.96 per share, based on 1.73 million weighted average shares outstanding for the third quarter of 2002. The net loss for the third quarter of 2003 included a non-cash charge of $3.5 million associated with the extinguishment of convertible notes and cancellation of the related warrants and $638,000 of non-cash interest expense associated with the amortization of the warrants to purchase convertible preferred stock issued in connection with two line of credit facilities, which were repaid in full subsequent to September 30, 2003.

As of September 30, 2003, Genitope had cash, cash equivalents and marketable securities of $9.2 million. The total cash used in Genitope's operating and investing activities for the third quarter of 2003 was $4.3 million. Subsequent to the end of the third quarter, Genitope completed its initial public offering, pursuant to which Genitope sold 4,179,860 shares of common stock, including shares that were issued upon the partial exercise by the underwriters of their over-allotment option, at a public offering price of $9.00 per share for aggregate gross proceeds of $37.6 million.

For the nine months ended September 30, 2003, Genitope reported total operating expenses of $17.2 million and a net loss of $40.6 million, or $22.27 per share, based on 1.82 million weighted average shares outstanding. This compares to total operating expenses of $15.0 million and a net loss of $14.8 million, or $8.70 per share, based on 1.7 million weighted average shares outstanding for the nine months ended September 30, 2002. The increase in operating expenses in the three- and nine-month periods ended September 30, 2003 compared to the same periods in 2002 was primarily the result of increased staffing and clinical trial costs associated with Genitope's development activities, predominantly its pivotal Phase 3 clinical trial of its lead product MyVax(TM) Personalized Immunotherapy for the treatment of B-cell non-Hodgkin's lymphoma. Results for the nine months ended September 30, 2003 included the non-cash charges mentioned above and a non-cash charge of $18.4 million comprised of a dividend related to the issuance of convertible preferred shares and the beneficial conversion feature of preferred stock and $771,000 of non-cash interest expense relating to the amortization of the discount on Genitope's convertible notes. The total cash used in Genitope's operating and investing activities for the nine months ended September 30, 2003 was $14.2 million.

RECENT CORPORATE PROGRESS AND OUTLOOK

"With the completion of our initial public offering, which closed in November 2003, we have the financial resources to continue to pursue the development of MyVax(TM) Personalized Immunotherapy for the treatment of B-cell non-Hodgkin's lymphoma," commented Dan W. Denney Jr., Ph.D., Genitope's chairman and chief executive officer. "During the third quarter, we had a steady registration of new patients into our clinical trial programs. We expect to continue to develop our clinical trial program and expenses will thus continue to increase."

Commenting on the third quarter results and the expectations for fourth quarter of 2003, Fred Kurland, Genitope's chief financial officer, stated, "We believe that the net proceeds from the recently completed initial public offering will be sufficient to meet our projected operating requirements for the next 18 months. For the first nine months of this year, our average monthly cash outflows to fund operations were approximately $1.6 million. We anticipate that our average monthly cash outflows over the next 18 months will increase to $2.0 million. Our results for the fourth quarter will include a non-cash expense of $1.3 million related to the amortization of warrants issued in connection with a third-party guarantee for line of credit facilities made available to the company prior to the completion of our initial public offering."

ABOUT GENITOPE CORPORATION

Genitope Corporation is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation's lead product candidate, MyVax(TM) Personalized Immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient's tumor and is designed to activate the patient's immune system to identify and attack cancer cells. Genitope is conducting a pivotal Phase 3 clinical trial of MyVax(TM) Personalized Immunotherapy in previously untreated indolent non-Hodgkin's lymphoma patients. For more information about Genitope, please call 866-GENITOPE or visit www.genitope.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements regarding the progress of Genitope's clinical programs, its planned expenditures and the sufficiency of its financial resources. Words such as "believes," "anticipates," "plans," "expects," "will," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope's results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the progress, timing and results of Genitope's clinical trials, intellectual property matters, difficulties or delays in obtaining regulatory approval, manufacturing MyVax(TM) Personalized Immunotherapy, competition from other pharmaceutical or biotechnology companies, Genitope's ability to obtain additional financing to support its operations and other risks detailed in Genitope's filings with the Securities and Exchange Commission, including the Prospectus with respect to Genitope's initial public offering filed pursuant to Rule 424(b)(4) on October 30, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Genitope undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

                              GENITOPE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                  Three Months Ended September 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                    2003                   2002           2003                   2002
                                                  -------------------------------       -------------------------------
Operating expenses:
       Research and development                   $  5,108               $  4,245       $ 14,124               $ 11,749
       Sales and marketing                             351                    349            989                    986
       General and administrative                      850                    584          2,071                  2,215
                                                  -------------------------------       -------------------------------
            Total operating expenses                 6,309                  5,178         17,184                 14,950
                                                  -------------------------------       -------------------------------
Loss from operations                                (6,309)                (5,178)       (17,184)               (14,950)

Loss on extinguishment of convertible notes
and cancellation of Series E convertible
preferred stock warrants                            (3,509)                    --         (3,509)                    --
Interest expense                                      (695)                    --         (1,530)                    --
Interest and other income, net                          18                     68             60                    168
                                                  -------------------------------       -------------------------------
Net loss                                           (10,495)                (5,110)       (22,163)               (14,782)
Dividend related to issuance of convertible
preferred shares and the beneficial
conversion feature of preferred stock                   --                     --        (18,407)                    --
                                                  -------------------------------       -------------------------------
Net loss attributable to common stockholders      $(10,495)              $ (5,110)      $(40,570)              $(14,782)
                                                  ===============================       ===============================

Net loss per common share attributable
to common stockholders, basic and diluted         $  (5.62)              $  (2.96)      $ (22.27)              $  (8.70)
                                                  ===============================       ===============================

Shares used in computing net loss
per share attributable to common
stockholders, basic and diluted                      1,866                  1,726          1,822                  1,699
                                                  ===============================       ===============================

                              GENITOPE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            CONDENSED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                           SEPTEMBER 30,            DECEMBER 31,
                                                                               2003                     2002
                                                                         -----------------       -----------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                           $           9,222       $           9,422
     Deferred costs on lines of credit                                               1,295                      --
     Prepaid expenses and other current assets                                          55                      54
                                                                         -----------------       -----------------
TOTAL CURRENT ASSETS                                                                10,572                   9,476
Property and equipment, net                                                          2,027                   2,279
Deferred initial public offering costs                                                 631                      --
Other assets                                                                           266                     231
                                                                         -----------------       -----------------
TOTAL ASSETS                                                             $          13,496       $          11,986
                                                                         =================       =================

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Accounts payable                                                    $           1,939       $           1,116
     Accrued and other current liabilities                                             977                     431
     Borrowing under lines of credit                                                 8,000                      --
                                                                         -----------------       -----------------
TOTAL CURRENT LIABILITIES                                                           10,916                   1,547
                                                                         -----------------       -----------------
TOTAL LIABILITIES                                                                   10,916                   1,547
                                                                         -----------------       -----------------
Convertible preferred stock; $0.001 par value:
     Authorized: 57,921,079 shares at September 30, 2003 and
     26,608,974 shares at December 31, 2002; Issued and
     outstanding 31,858,224 shares at September 30, 2003 and
     6,810,396 shares at December 31, 2002                                          53,436                  46,853
                                                                         -----------------       -----------------
Stockholders' deficit:
     Common stock; par value $0.001 per share:
     Authorized: 66,600,000 shares at September 30, 2003 and
     34,500,000 shares at December 31, 2002; Issued and
     outstanding: 2,004,027 shares at September 30, 2003 and
     1,912,821 at December 31, 2002                                                      2                       2
Notes receivable from stockholders                                                     (60)                    (60)
Deferred stock compensation                                                         (3,480)                 (1,072)
Additional paid-in-capital                                                          32,145                   3,609
Accumulated deficit during the development stage                                   (79,463)                (38,893)
                                                                         -----------------       -----------------
TOTAL STOCKHOLDERS' DEFICIT                                                        (50,856)                (36,414)
                                                                         -----------------       -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $          13,496       $          11,986
                                                                         =================       =================